PRESS RELEASE

FINJAN HOLDINGS PROVIDES LITIGATION UPDATE -
BLUE COAT MARKMAN HEARING SET FOR AUGUST 22, 2014

NEW YORK, July 22, 2014 – Finjan Holdings, Inc. (NASDAQ: FNJN), a technology company committed to enabling innovation through the licensing of its intellectual property, today announced an update on its lawsuit against Blue Coat Systems Inc. (Blue Coat).

Finjan Holdings’ subsidiary Finjan, Inc. filed a patent infringement lawsuit against Blue Coat on August 28, 2013 (5:13-cv-03999-BLF (NDCA)).  In accordance with the local patent rules of the U.S. District Court for the Northern District of California, a Claim Construction or “Markman” Hearing is set for August 22, 2014.  Finjan asserts that Blue Coat is infringing six of its patents: 7,418,731; 6,804,780; 6,154,844; 7,647,633; 6,965,968 and 7,058,822, which cover endpoint, web, and network security technologies.

The Markman hearing is an important pre-trial event in a patent lawsuit, wherein the Court will construe the asserted patent claims after consideration of the parties’ evidence.  Considered by some to be a critical procedure, second only to the trial itself.  Claim construction findings can often encourage settlement and, in some instances, inform the parties of a likely outcome.

According to Julie Mar-Spinola, VP, Legal Operations of Finjan, “The Claim Construction Hearing will be a key opportunity for Finjan to assist the judge with construing our patent claims through the parties’ evidence.  Consistent with our Licensing Best Practices initiative, we intend to take this opportunity to credibly and convincingly help guide the Court through the evidence to arrive at the proper interpretation of our patent claims.”

Phil Hartstein, President and CEO of Finjan commented, “As a pioneer in the web and network security space, Finjan is one of those unique companies whose decades-long investment in innovation has truly been a game changer in today’s emerging cybersecurity markets.  We are committed to protecting our patented, proprietary inventions from unlicensed companies employing these technologies in direct competition to our existing licensing partners.”

Finjan has also filed patent infringement lawsuits against FireEye, Inc., Websense, Inc., Proofpoint, Inc., Sophos Ltd. and Symantec Corporation relating to various patents in the Finjan portfolio.  The Company will provide timely updates of important events relating to these matters on an on-going basis.

Recognized internationally as a pioneer and leader in web and network security, Finjan’s substantial and on-going investment in cybersecurity innovations are captured in its patent portfolio, centered around software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis.  Finjan has successfully licensed its patents and technology to several major software and technology companies around the world.

ABOUT FINJAN HOLDINGS
Through our subsidiary, Finjan, Inc., we own a portfolio of patents, related to software that proactively detects malicious code and thereby protects end users from identity and data theft, spyware, malware, phishing, trojans and other online threats.  Finjan’s mission is to invest in innovation and encourage the development of core intellectual property.  Founded in 1997, Finjan developed and patented technology that is capable of detecting previously unknown and emerging threats on a real-time, behavior-based, basis, in contrast to signature-based methods of intercepting only known threats to computers, which were standard in the online security industry during the 1990’s.  For more information about Finjan, please visit www.finjan.com.

Follow Finjan Holdings on LinkedIn at www.linkedin.com/company/finjan or on Twitter at www.twitter.com/FinjanHoldings or @FinjanHoldings.

Cautionary Note Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include statements regarding our expectations, intentions, beliefs, and projections about our future results, performance, prospects, and opportunities.  These statements can be identified by the fact that they do not relate strictly to historical or current facts or by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “potential,” “should,” “will,” “will be,” “would,” the negative of these terms and similar expressions, but this is not an exclusive way of identifying such statements.  Readers are cautioned that forward-looking statements are not guarantees of future performance.  Our actual results, performance, and achievements may differ materially from those expressed in, or implied by, the forward-looking statements contained in this press release as a result of various risks, uncertainties and other factors.  Important factors that could cause our actual results to differ materially from our expectations include, without limitation, our ability to execute our business plan, the outcome of pending or future enforcement actions, our ability to expand our technology portfolio, the enforceability of our patents, the continued use of our technology in the market, the development of a liquid trading market for our securities, regulatory developments, and other factors described under Item 1A, “Risk Factors,” as set forth in the Company’s Annual Report on form 10-K filed with the SEC on March 14, 2014, and any subsequent quarterly or current reports.

The Company will continue to file annual, quarterly, and current reports, proxy statements and other information with the SEC. Forward-looking statements speak only as of the dates specified in such filings or releases.  Except as expressly required under federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after any such date, whether as a result of new information or future events or otherwise.  You should not place undue reliance on the forward-looking statements included in this release or that may be made elsewhere from time to time by us, or on our behalf.  All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Contact
Investor Relations | Friederike Edelmann | Finjan Holdings, Inc.
Telephone: (646) 350-4999 | Email: friederike@finjan.com

Media and Press Relations | Katie Hepler | MWW Group
Telephone: (212) 704-9727 | Email: khepler@mww.com